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                                   FIRST AMENDMENT

                                          TO

                                 TERM LOAN AGREEMENT


          THIS FIRST AMENDMENT TO TERM LOAN AGREEMENT, dated as of October 23, 1997 (this "FIRST AMENDMENT"), is entered into between Recoil Pty (f/k/a RCL
Pty), an unlimited liability company organized under the laws of the State of Victoria, Australia (the "BORROWER"), and General Electric Capital Corporation, a New York corporation (the "LENDER") and relates to that certain Term Loan Agreement dated as of August 12, 1996, between the Borrower and the Lender (the "CREDIT AGREEMENT").

                                 W I T N E S S E T H:

          WHEREAS, the Borrower and the Lender have entered into the Credit Agreement; and

          WHEREAS, the Borrower has requested that the Lender amend the Credit Agreement (i) to add the Commercial Paper Rate (as defined herein) as a basis for determining the rate of interest payable on the Term Loan, (ii) to convert the Term Loan from Index Rate to Commercial Paper Rate as of the date of this amendment and (iii) to effect other amendments, all as more fully described herein.

          NOW, THEREFORE, in consideration of the above premises, the Borrower and the Lender agree as follows:

     1. DEFINITIONS. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

     2. AMENDMENTS TO THE CREDIT AGREEMENT. Upon the "Effective Date" (as defined in SECTION 4 below), the Credit Agreement is hereby amended as follows:

          2.1 AMENDMENTS TO SECTION 1.01. Section 1.01 of the Credit Agreement is amended as follows:

          (a) The following definition of Commercial Paper Rate is added in proper alphabetical order:

          "COMMERCIAL PAPER RATE" means the published rate (or the mid-point in the range of such rates, if more than one rate is published) for 30-day dealer-placed commercial paper (high grade unsecured notes sold through dealers by major corporations in multiples of $1,000) as quoted in the "Money Rates" section of THE WALL STREET JOURNAL or, in the event such report shall not so

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          appear, in such other publication as Lender may, from time to time, specify to Borrower. The Commercial Paper Rate in effect for each month shall be determined as of the first Business Day of that month.

          (b) The following definition of Commercial Paper Rate Loan is added in proper alphabetical order:

          "COMMERCIAL PAPER RATE LOAN" means a Term Loan which bears interest as provided in Section 2.02(a).

          (c) The following definition of Convert, Conversion and Converted is added in proper alphabetical order:

          "CONVERT", "CONVERSION" and "CONVERTED" each refers to a conversion of a Term Loan of one Type into a Term Loan of another Type pursuant to
          Section 2.04.

          (d) The following definition of Index Rate Loan is added in proper alphabetical order:

          "INDEX RATE LOAN" means a Term Loan which bears interest at a rate per annum equal at all times to the Index Rate, as in effect from time to time as interest accrues.

          (e) The following definition of Type is added in proper alphabetical order:

          "TYPE" of Term Loan means a Commercial Paper Rate Loan or an Index Rate Loan, as the case may be.

          2.2 AMENDMENT TO SECTION 2.02(a). Section 2.02(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          2.02. INTEREST. (a) RATE OF INTEREST. The Term Loan and the outstanding principal balance of all other Obligations shall bear interest on the unpaid principal amount thereof from the date the Term Loan is made and such other Obligations are due and payable until paid in full, except as otherwise provided in SECTION 2.02(c) or SECTION 2.04, at a rate per annum equal at all times to the sum of the Commercial Paper Rate, as in effect from time to time as interest accrues, plus 1.50% per annum.

          2.3 AMENDMENT TO SECTION 2.02(c). Section 2.02(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          (c) DEFAULT INTEREST. Notwithstanding the rates of interest specified in SECTION 2.02(a) or elsewhere in this Agreement, effective immediately upon (i) the occurrence of an Event of Default described in
     SECTION 10.01(a) or (ii) the occurrence

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     of any other Event of Default and notice from the Lender of the effectiveness of this SECTION 2.02(c), and for as long thereafter as such Event of Default shall be continuing, the principal balance of the Term Loan, and the principal balance of all other Obligations, shall bear interest at a rate which is two percent (2.0%) per annum in excess of the Index Rate.

          2.4 NEW SECTION 2.04. A new Section 2.04 shall be added to the Credit Agreement as follows:

          2.04. INTEREST RATE PROTECTION. If either (a) by reason of circumstances affecting the commercial paper market generally, adequate and reasonable means do not exist for ascertaining the Commercial Paper Rate or
     (b) the Commercial Paper Rate ceases to reflect adequately and fairly the cost to the Lender (as determined by the Lender) of making or maintaining Commercial Paper Rate Loans, the Lender shall as soon as practicable give notice (which may be by telephone, followed by writing) thereof to the Borrower. If such notice is given, any outstanding Commercial Paper Rate Loans shall be Converted to Index Rate Loans. As soon as practicable after withdrawing such notice, the Lender shall Convert any outstanding Index Rate Loans to Commercial Paper Rate Loans.

     3. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Lender that, as of the Effective Date and after giving effect to this First Amendment:

          (a) All of the representations and warranties of the Borrower contained in this First Amendment, the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Effective Date, as if then made (other than representations and warranties which expressly speak as of a different date, which shall be true and correct in all material respects as of that date);

          (b) No Potential Event of Default or Event of Default has occurred or is continuing or will result after giving effect to this First Amendment; and

          (c) The Borrower has not voluntarily, by operation of law or otherwise, assigned, conveyed, transferred or encumbered, either directly or indirectly, in whole or in part, any right to or interest in any of the "Released Claims" (as defined in SECTION 6 below) purported to be released by this First Amendment.

     4. EFFECTIVE DATE. This First Amendment shall become effective as of the date first written above (the "EFFECTIVE DATE") upon the satisfaction of each of the following conditions:

          (a) the Lender shall have received each of the following documents, in each case in form and substance satisfactory to the Lender:

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               (i)  counterparts hereof executed by the Borrower and the Lender;

               (ii) a certificate of the chief financial officer or a director of the Borrower certifying that all conditions precedent to the effectiveness of this First Amendment have been satisfied;

               (iii) a certificate of an officer or director of the Borrower dated the Effective Date certifying (A) the names and true signatures of the incumbent officers of the Borrower authorized to sign this First Amendment and the other Transaction Documents executed in connection with this First Amendment to which it is a party, (B) that the Organizational Documents of the Borrower have not been amended or otherwise modified since the date of the most recent certification thereof by an officer or director of the Borrower delivered to the Lender and remain in full force and effect as of the Effective Date and (C) the resolutions of the board of directors of a direct or indirect Parent of Borrower approving and authorizing the execution, delivery and performance of this First Amendment and the other Transaction Documents executed in connection with this First Amendment to which the Borrower is a party; and

               (iv) such additional documentation as the Lender may reasonably request;

          (b) no law, regulation, order, judgment or decree of any Governmental Authority shall, and the Lender shall not have received any notice that litigation is pending or threatened which is likely to, enjoin, prohibit or restrain the consummation of the transactions contemplated by this First Amendment, except for such laws, regulations, orders or decrees, or pending or threatened litigation that in the aggregate could not reasonably be expected to result in a Material Adverse Effect;

          (c) all of the representations and warranties of the Borrower contained in this First Amendment, the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date, as if then made (other than representations and warranties which expressly speak as of a different date, which shall be true and correct in all material respects as of that date);

          (d) all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this First Amendment shall be satisfactory in all respects in form and substance to the Lender; and

          (e) no Event of Default or Potential Event of Default shall have occurred and be continuing on the Effective Date or will result after giving effect to this First Amendment.

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     5.   OUTSTANDING INDEBTEDNESS.  The Borrower hereby acknowledges and agrees that as of September 30, 1997, the aggregate outstanding principal amount of the Term Loan under the Credit Agreement was $4,000,000 and that such principal amount is payable pursuant to the Credit Agreement, as amended hereby, without offset, withholding, counterclaim or deduction of any kind. The Borrower, for itself and on behalf of its officers and directors, and its respective predecessors, successors and assigns (collectively, the "RELEASORS"), hereby waives, releases and forever discharges the Lender, and its parent corporation, Subsidiaries and Affiliates, officers, directors, shareholders employees, attorneys, agents and servants, and its respective predecessors, successors, heirs and assigns (collectively, the "LENDER PARTIES"), from any and all claims of every type, kind, nature, description or character, known and unknown, whensoever arising out of any actions or omissions of the Lender Parties, except all such claims of Affiliates of Lender arising out of sales of inventory in the ordinary course of business, occurring any time up to and including the date hereof, which in any way arise out of, are connected with or relate to the Credit Agreement or any other Loan Documents (the "RELEASED CLAIMS") and agrees not to bring any action in any judicial, administrative or other proceeding against the Lender Parties, alleging any such Released Claim or otherwise in connection with any such Released Claim.

     6.   REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS.

          (a) Upon the Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

          (b) This First Amendment shall be limited solely to the matters expressly set forth herein and shall not (i) constitute an amendment of any other term or condition of the Credit Agreement or any other Loan Document,
     (ii) prejudice any right or rights which the Lender or Lender Parties may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document, (iii) require the Lender to agree to a similar transaction on a future occasion, (iv) be deemed or construed as an admission of liability with respect to the Released Claims or otherwise by the Lender Parties or (v) create any rights herein to another Person or other beneficiary or otherwise, except to the extent specifically provided herein.

          (c) Except to the extent specifically consented to herein, the respective provisions of the Credit Agreement and the other Loan Documents shall not be amended, modified, impaired or otherwise affected hereby, and such documents and the Obligations under each of them are hereby confirmed in full force and effect.

     7. MISCELLANEOUS. This First Amendment is a Loan Document. The headings herein are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

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     8.   COUNTERPARTS.  This First Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     9. GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

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          IN WITNESS WHEREOF, this First Amendment has been duly executed as of the date first above written.

SIGNED by David A. Werner              )
as authorized representative of        )
Recoil Pty in the presence of:         )    ------------------------------
                                       )    By executing this First
                                       )    Amendment the signatory
                                       )    warrants that the signatory is
                                       )    duly authorized to execute
------------------------------         )    this First Amendment on behalf
Signature of Witness                   )    of Recoil Pty.
                                       )
                                       )
SIGNED by Peter C. Keenoy              )
as authorized representative of        )
General Electric Capital Corporation   )
in the presence of:                    )
                                       )    ------------------------------
                                       )    By executing this First
                                       )    Amendment the signatory
------------------------------         )    warrants that the signatory is
Signature of Witness                   )    duly authorized to execute
                                            this First Amendment on behalf
                                            of General Electric Capital
                                            Corporation.